                        FIRST AMENDMENT TO OFFICE LEASE
                        -------------------------------

        This FIRST AMENDMENT TO OFFICE LEASE ("First Amendment") is made and entered into as of May 1, 1997, by and between WHLW REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and FARALLON COMMUNICATIONS, INC., a California corporation, formerly known as Farallon Computing, Inc. ("Tenant").


                               R E C I T A L S:
                               - - - - - - - -

        A. Paragon Alameda Gateway Associates, Ltd., a California limited partnership ("Paragon") and Tenant entered into that certain Office Lease dated as of June 26, 1992 (the "Lease"), pursuant to which Paragon leased to Tenant and Tenant leased from Paragon, certain space (the "Demised Premises") containing approximately 49,047 rentable square feet consisting of the entire first (1st) and second (2nd) floors of that certain building located at 2470 Mariner Square Loop, Alameda, California 94501 (the "Building").

        B. Landlord has succeeded to the interest of Paragon as landlord under the Lease.

        C. Landlord and Tenant now desire to amend the Lease in certain respects, including to (i) extend the term of the Lease, and (ii) modify various terms and provisions of the Lease, all as hereinafter provided.

        NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Capitalized Terms.  Except as otherwise expressly provided
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herein to the contrary, all capitalized terms used in this First Amendment shall have the same meanings given such terms in the Lease.

        2. Extension of Term of Lease.
           --------------------------

                (a) Extension of Term. The Term of the Lease, which is currently
                    -----------------
scheduled to expire on December 31, 1997, is hereby extended for an additional five (5) year period (the "Extension Period") commencing January 1, 1998 and ending December 31, 2002, unless sooner terminated or extended in accordance with the Lease, upon all of the applicable terms and conditions set forth in the Lease, except as amended hereby.

                (b) Option to Extend. Tenant shall have one (1) option to extend
                    ----------------
the Term of the Lease for the Demised Premises for a five (5) year period pursuant to and in accordance with Paragraph 20 of the Addendum attached to the Lease, except that: (i) all references in Paragraph 20 of the Addendum attached to the Lease to two (2) Option Terms shall be deemed to mean the one (1) five
(5) year period set forth hereinabove; and (ii) such five (5) year extension shall, if exercised, extend the Extension Period set forth in Paragraph 2(a) above, and must be exercised, if at all, by written notice from Tenant to Landlord on or before the date which is ten (10) months prior to the end of the Extension Period.

        3. Base Annual Rent. The Base Annual Rent payable for the Demised
           ----------------
Premises during the Extension Period shall be $1,065,300.84 (i.e., $21.72 per
                                                             ----
rentable square foot of the Demised Premises per year), payable in equal monthly installments of $88,775,07 per month. If Tenant exercises its extension option pursuant to Paragraph 2(b) above, the Base Annual Rent for the Option Term shall be determined in accordance with the provisions of Paragraph 20 of the Addendum attached to the Lease. Notwithstanding anything to the contrary herein, provided that Tenant is not in default under the Lease or this First Amendment, Tenant shall not be obligated to pay the monthly installments of Base Annual Rent otherwise payable during months 1, 2, 3, 4 and 30 of the Extension Period . Additionally, Tenant shall only be obligated to pay $79,456.16 of the monthly installment of Base Annual Rent otherwise payable for month thirty-one (31) of the Extension Period.

        4. Base Year; Operating Costs.
           --------------------------

                (a) Base Year. Section 1.K. of the Lease is hereby amended to
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provide that during the Extension Period, the Base Taxes and Operating Costs
Amount shall be revised to mean the amount of Taxes and Operating Costs paid or incurred for calendar year 1998 (the "Base Year"). The references to "1993" and the "Base Year" in Sections 10.2 and 10.3 of the Addendum attached to the Lease shall be modified to "1998" and the "1998 Base Year", respectively, during the Extension Period.

                (b) Cap on Controllable Operating Costs. Notwithstanding
                    -----------------------------------
anything to the contrary contained in the Lease, during the Extension Period, the aggregate "Controllable Expenses" (as hereinafter defined) included in Operating Costs in any calendar year of the Extension Period after the 1998 Base Year, shall not increase by more than the lesser of the actual increase in any calendar year or five percent (5%) per year over the actual aggregate Controllable Expenses included in the Base Year but with no such limit on the amount of Controllable Expenses which may be included in the Operating Costs incurred during the Base Year. For purposes of this Paragraph 4(b), "Controllable Expenses" shall mean all Operating Costs except: (i) Taxes and any and all assessments, including assessment districts and government-mandated charges with respect to the Building and/or Site, or any part thereof, (ii) costs of utilities, including, without limitation, electricity, water, HVAC and sewer charges, utility surcharges and assessments, and refuse removal as actually billed from the utility companies; (iii) the costs of capital alterations, capital additions, capital improvements, capital repairs and capital replacements described in Section 28.2(4) of the Lease; and (iv) wages, salaries and other compensation and benefits paid to Landlord's employees, agents or contractors engaged in the operation, management, maintenance or security of the Building and/or Site, to the extent such wages, salaries and other compensation are for union personnel or paid or incurred; provided however, if any employee of Landlord provides services with respect to the Site and other property which is not part of the Site, then a prorated portion of such employees' wages, salaries and other compensation and benefits shall be included in Operating Costs based on the portion of their working time devoted to the Site.

                (c) Building Maintenance Costs. Tenant's Share of increases in
                    --------------------------
Operating Costs and Taxes payable by Tenant with respect to the Demised Premises (as set forth in Section I.M. of the Lease) has been calculated based upon the ratio of the total Rentable Area of the Demised Premises over the aggregate total Rentable Area of (i) the Building and (ii) the immediately adjacent building on the Site located at 2490 Mariner Square Loop (the "2490 Building"). Notwithstanding the definition of Operating Costs set forth in the Lease or the calculation of Tenant's Share for the Demised Premises as set forth above, (A) Operating Costs, for purposes of determining Tenant's Share of Any Increase in Base Taxes and Operating Costs Amount, shall exclude any cost of maintenance and repair of the 2490 Building, it being agreed that Tenant shall not be responsible for paying any such maintenance and repair cost for the 2490 Building, and (B) for purposes of determining Tenant's Share of the cost of maintenance and repair of the Building which are included in Operating Costs, Tenant's Share for such limited purposes shall mean one hundred percent (100%) such that Tenant shall be responsible for paying one hundred percent (100%) of the cost of the repair and maintenance of the Building for any calendar year after the 1998 Base Year which is in excess of the cost of the repair and maintenance of the Building paid or incurred in the 1998 Base Year.

                (d) Other Building Maintenance Costs. The costs of operation,
                    --------------------------------
maintenance, repairs and taxes incurred by Landlord with respect to the other buildings located on the Site (i.e. the buildings located at 2430 Mariner Square
                               ---
Loop and 2450 Mariner Square Loop) shall not be included in the Operating Costs and Taxes payable by Tenant for the Demised Premises, which costs shall be allocated separately to such other buildings, and the Rentable Area of such other buildings shall not be included in determining Tenant's Share.

                (e) Earthquake Insurance. If Landlord does not carry earthquake
                    --------------------
insurance during any portion of the 1998 Base Year, and if Landlord adds earthquake insurance during any subsequent calendar year, then from and after the date upon which earthquake insurance is so added and continuing throughout the period during which earthquake insurance is carried, Operating Costs for the Base Year shall be deemed to be calculated under the assumption that earthquake insurance was carried for the same portion of the calendar year 1998 that earthquake insurance was carried for such subsequent calendar year.

        5. Proposition 13. During the Extension Period, as may be extended
           --------------
pursuant to Paragraph 2(b) above, there shall be excluded from Taxes payable by Tenant pursuant to Section 28 of the Lease, the following percentages of any increases in real property taxes assessed against the Site, resulting from any sale, transfer or change in ownership of the Building or Site, or Landlord's interest in the Building or Site (collectively, "Transfer"): (A) 100% of any increase resulting from any Transfer which occurs during the first (lst) year of the Extension Period; (B) 60% of any increase resulting from any Transfer which occurs during the second (2nd) year of the Extension Period; and (C) 40% of any increase resulting from any Transfer which occurs during the third (3rd) year of the Extension Period. Notwithstanding anything to the contrary contained herein, in the event any Transfer occurs after December 31, 2000, 100% of any increase in real property taxes resulting from such Transfer shall be included in Taxes for purposes of determining Tenant's obligation to pay Tenant's Share of increases in Taxes pursuant to the Lease.

        6. Landlord's Books and Records. In addition to Tenant's audit rights
           ----------------------------
set forth in Paragraph 13 of the Addendum attached to the Lease, Tenant shall have the right, not more often then once in any calendar year, at Tenant's cost, after reasonable notice to Landlord, and at reasonable times during Landlord's business hours, to have an authorized employee of Tenant inspect, and copy if necessary, Landlord's books and records concerning the Taxes and Operating Costs for the then current and immediately preceding calendar years,(but in no event shall Tenant have access to any books and records preceding the 1997 calendar year); provided, however, Tenant agrees to keep such books and records and information obtained in connection therewith strictly confidential and shall not disclose such books, records and information to anyone except to Tenant's accounting, financial and legal consultants (provided such consultants agree to keep such books, records and information strictly confidential) and/or as may be required by law. Notwithstanding anything to the contrary in Paragraph 13 of the Addendum Landlord shall keep at Landlord's principal place of business, Landlord's books and records concerning the Taxes and Operating Costs for each calendar year commencing with the 1997 calendar year, and shall maintain such records for a period of at least twenty-four (24) months after the expiration of such calendar year.

        7. Improvements for Demised Premises. Tenant shall continue to occupy
           ---------------------------------
the Demised Premises in its "AS IS" condition without any obligation on Landlord's part to construct or pay for any tenant improvements or refurbishment work in the Demised Premises, and Tenant shall be solely responsible, at its sole cost and expense, for constructing any and all alterations and refurbishment work for the Demised Premises pursuant to and in accordance with the provisions of Section 4.1 of the Lease, it being agreed to by the parties that the Construction Rider attached to the Lease, Sections 12 and 19 of the Addendum attached to the Lease, and all other provisions of the Lease (other than Landlord's repair obligations in Paragraph 2 of the Addendum attached to the Lease) which require Landlord to construct, pay for or provide an allowance for any tenant improvements or refurbishment work shall no longer apply to the Demised Premises.

        8. Right to Make Repairs. Tenant shall continue to have its right to
           ---------------------
make repairs' pursuant to and in accordance with Paragraph 2 of the Addendum, except that the following shall be added to the end of the second (2nd) paragraph of such Paragraph 2:

        "Such reimbursement shall be made within thirty (30) days after Landlord's receipt of invoice of such costs and expenses, and if Landlord fails to so reimburse Tenant within such 30-day period, then Tenant shall be entitled to deduct from the Base Annual Rent payable by Tenant under the Lease the amount of such invoice; provided, however, that notwithstanding the foregoing to the contrary, if (i) Landlord delivers to Tenant within such thirty (30) day period described above, a written objection to Tenant's right to receive any such reimbursement based upon Landlord's claim that such action did not have to be made by Landlord pursuant to the terms of this Lease, or (ii) Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice based upon Landlord's claim that such charges are excessive (in which case, Landlord shall reimburse Tenant, within such 30-day period, the amount Landlord contends would not be excessive), then Tenant shall not be entitled to such reimbursement or deduction from Base Annual Rent, but Tenant, as its sole remedy, may proceed to submit its claim for reimbursement to arbitration pursuant to the following provisions of this Paragraph 2. In the event Tenant undertakes such repairs and/or maintenance, as permitted in this Paragraph 2, and such work will affect the systems and equipment of the Building, the structural components and/or structural integrity of the Building, and/or exterior appearance of the Building, Tenant shall use only those unrelated third party contractors used by Landlord in the Building for such work unless such contractors are unwilling or unable to perform such work in which Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings in the vicinity of the Building. Tenant shall comply with the terms and conditions of this Lease if Tenant takes the required action.

                2.1 If Tenant submits its claim for reimbursement to arbitration as set forth above, such claim shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the "Arbitrator") under the auspices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). Such arbitration shall be initiated by Tenant, within ten (10) days after Tenant sends written notice (the "Arbitration Notice") of a demand to arbitrate by registered or certified mail to Landlord and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, and the amount involved, if any, for which Tenant requests reimbursement. The parties may agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three (3) available judges and each party may strike one. The remaining judge (or if there are two (2), the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association ("AAA") under the AAA's commercial arbitration rules then in effect.

                2.2 The arbitration shall be conducted in Alameda County, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of California and the terms and provisions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in California Code of Civil Procedure Section 1286.2. The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the provisions of this Lease. The Arbitrator may award costs, including without limitation attorneys' fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in its discretion. The Arbitrators fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in its discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator. In the event Tenant prevails in such arbitration action and receives a monetary award against Landlord, then Landlord shall pay the amount of such monetary award to Tenant within thirty (30) days of such award being entered. If the amount of such award is not so paid, then Tenant shall be entitled to deduct such amount from Base Annual Rent payable under this Lease."

        9. Right of First Offer. Section 14 of the Addendum attached to the
           --------------------
Lease (Right of First Offer) is hereby deleted in its entirety. Landlord hereby grants to Tenant a new fight of first offer pursuant to and in accordance with the provisions of this Paragraph 9.

                9.1 Right of First Offer. Subject to the following provisions of
                    --------------------
this Paragraph 9, Landlord agrees that prior to submitting a lease proposal to, or entering into any negotiations with, a third party (whether identified or unknown) to lease all or any portion of that certain building ("Building C") located at 2450 Mariners Square Loop, and containing approximately 31,200 rentable square feet, Landlord shall deliver written notice to Tenant ("Landlord's First Offer Notice") offering to lease to Tenant the entire Building C (the "First Offer Space") for a term coterminous with the Extension Period, as may be extended pursuant to Paragraph 2(b) above, and at a rental equal to the Fair Market Rental Rate (as defined below). Landlord may provide Landlord's First Offer Notice to Tenant at any time after the date of execution of this First Amendment by Tenant, whether or not Landlord is currently in negotiations with or has identified any particular third party offeree.

                9.2 Term of First Offer. Any such Landlord's First Offer Notice
                    -------------------
delivered by Landlord in accordance with the provisions of this Paragraph 9 shall set forth the terms upon which Landlord would lease the First Offer Space to Tenant, including, without limitation (i) the commencement date therefor, and (ii) Landlord's determination of the Fair Market Rental Rate.

                9.3 Exercise of Right of First Offer. On or before the date
                    --------------------------------
which is ten (10) business days after Tenant's receipt of Landlord's First Offer Notice (the "Election Date"), Tenant shall deliver written notice to Landlord ("Tenant's Election Notice") pursuant to which Tenant shall elect either to: (i) lease the First Offer Space upon the terms set forth in the First Offer Notice provided, however that Tenant may object to Landlord's determination of the Fair Market Rental Rate in Tenant's Election Notice, in which case, the Fair Market Rental Rate shall be determined pursuant to Paragraph 9.5 below; or (ii) refuse to lease the First Offer Space. If Tenant does not so respond in writing to Landlord's First Offer Notice by the Election Date, Tenant shall be deemed to have elected the option described in clause (ii) hereinabove, and Landlord may thereafter lease all or any portion of the First Offer Space to any person or entity on any terms and conditions Landlord desires, and Tenant's right of first offer set forth in this Paragraph 9 shall thereupon automatically forever terminate and be of no further force or effect.

                9.4 Fair Market Rental Rate. The term "Fair Market Rental Rate"
                    -----------------------
for the First Offer Space shall mean the annual amount per rentable square foot that a willing, non-equity, non-sublease tenant would pay and a willing landlord would accept on a non-sublease, non-renewal basis, at arm's length, for unencumbered space comparable to the First Offer Space in Comparable Buildings (as that term is defined below), giving appropriate consideration to all economic terms, such as annual rental rates per rentable square foot, escalation clauses (including type, such as net, base year or expense stop), length of lease term, size and location of premises being leased and other generally acceptable terms and conditions for the tenancy of the space in question, including all appropriate concessions, if any, being provided in connection with such comparable space ("Rent Concessions"), but only to the extent such Rent Concessions are being granted to tenants having financial strength and personal liability comparable to Tenant. Such Rent Concessions shall include, to the extent applicable with respect to the First Offer Space and the comparable space, abatement provisions reflecting free rent, tenant improvements or tenant improvement allowances provided or to be provided for such First Offer Space; provided, however, that the amount of such improvements or allowances shall be reduced, when calculating the First Offer Rent, by deducting the value of the existing improvements in the First Offer Space, as of the first day of the commencement date of the term of lease of the First Offer Space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same can be utilized by a general office user. The term "Comparable Buildings" shall mean comparable first-class office buildings in the northern Alameda area.

                9.5 Determination of Fair Market Rental Rate. In the event
                    ----------------------------------------
Tenant timely and appropriately objects in writing to the Fair Market Rental Rate initially determined by Landlord, Landlord and Tenant shall attempt to agree upon the Fair Market Rental Rate, using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within twenty (20) days following Tenant's objection to the Fair Market Rental Rate (the "Outside Agreement Date"), then each party shall submit to the other party a separate written determination of the Fair Market Rental Rate within ten (10) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Paragraphs 9.5.1 through 9.5.7 below. Failure of Tenant or Landlord to submit a written determination of the Fair Market Rental Rate within such ten (10) business day period shall conclusively be deemed to be the non-determining party's approval of the Fair Market Rental Rate submitted within such ten (10) business day period by the other party.

                9.5.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be an independent real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in Alameda, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate is the closest to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements of Paragraph 9.4 of this First Amendment. Each such arbitrator shall be appointed within thirty (30) days after the Outside Agreement Date .

                9.5.2 The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

                9.5.3 The three (3) arbitrators shall Within thirty (30) days after the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental Rate and shall notify Landlord and Tenant thereof.

                9.5.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

                9.5.5 If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

                9.5.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in Paragraph 9.5.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days, then either party may, upon at least five (5) days prior written notice to the other party, request the Presiding Judge of the Alameda County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Fair Market Rental Rate shall be used and shall notify Landlord and Tenant thereof.

                9.5.7 The cost of the arbitrators and the arbitration proceeding shall be paid by Landlord and Tenant equally, except that each party shall pay for the cost of its own witnesses and attorneys.

                9.6 Amendment to Lease. If Tenant leases any First Offer Space
                    ------------------
pursuant to this Paragraph 9, Landlord and Tenant shall promptly execute an amendment to the Lease on Landlord's then standard form covering the First Offer Space and the lease terms thereof. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer provided herein, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

                9.7 Suspension of Right of First Offer. Notwithstanding anything
                    ----------------------------------
in the foregoing to the contrary, at Landlord's option, and in addition to all of Landlord's remedies under the Lease, at law or in equity, the right of first offer herein above granted to Tenant shall not be deemed to be properly exercised if, as of the date Tenant exercises its right of first offer or on the scheduled commencement date for the lease of First Offer Space, Tenant is in default under the Lease, amended by this First Amendment. In addition, Tenant's right of first offer to lease the First Offer Space is personal to the original Tenant executing this First Amendment, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the original Tenant, and shall only be available to and exercisable by the Tenant when the original Tenant is in actual and physical possession of the entire Demised Premises."

        10. Holdover. Section 21.1 of the Lease is hereby modified so that if
            --------
Tenant holds over after the expiration or sooner termination of the Lease, the monthly installments of Base Annual Rent payable by Tenant during such holdover period shall be equal to the following percentages of the Base Annual Rent payable during the last month prior to such holdover period: (a) 125% for the first (1st) month of such holdover period; (b) 150% for the second (2nd) month of such holdover period; and (c) 175% for the third (3rd) and each succeeding month of such holdover period.

        11. Security Deposit. Landlord shall refund to Tenant the Security
            ----------------
Deposit or any remaining portion thereof, set forth in Section 1.N. of the Lease, within fifteen (15) days following execution of this First Amendment by Landlord and Tenant.

        12. Parking. Tenant shall continue to have the right to use the number
            -------
of Parking Spaces as set forth in Section 1.L. of the Lease (i.e., 3.3 per Parking Spaces per 1000 rentable square feet of the Demised Premised) on those portions of the Common Areas as designated for parking by Landlord from time to time. The current location of such Common

Areas for parking for both Phase I and Phase II of the Site is attached hereto as Exhibit "A," but such Common Areas and parking spaces thereon are subject to modification by Landlord from time to time. Notwithstanding anything to the contrary contained herein, in the event Landlord changes the size, configuration, design, layout or other aspects of the portions of the Common Areas designated for parking or the number of parking spaces available in such Common Areas, Landlord shall continue to provide to Tenant the number of parking spaces specified in Section l.L of the Lease (i.e., 3.3 Parking Spaces per 1000 rentable square feet of the Demised Premises) in a substantially equivalent convenient proximity to the Demised Premises as the Parking Spaces currently provided to Tenant. During and after Landlord's construction of new buildings on the Site, Landlord shall, subject to governmental approval, endeavor to provide to Tenant commercially reasonable accessing corridors and parking alternatives which will minimize interference experienced by Tenant with Tenant's use of Tenant's Parking Spaces as a result of such construction and any increased use of the parking areas by occupants of such new buildings (including, without limitation providing Tenant with an increased number of reserved or assigned Parking Spaces for Tenant's use and/or relocating other tenants' parking spaces, if reasonably practicable). Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.

        13. Subordination, Non-Disturbance and Attornment Agreement. Tenant
            -------------------------------------------------------
hereby acknowledges that as of the date on which Landlord and Tenant execute this First Amendment, there is a deed of trust encumbering, and in force against, the Demised Premises, the Building and the Site in favor of General Electric Capital Corporation, a New York corporation (the "Current Lender"). Simultaneously with Tenant's execution of this First Amendment, Tenant shall sign, notarize and deliver a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit "B" attached hereto, entitled "Subordination, Non-Disturbance and Attornment Agreement." If Landlord at any time during the Term of the Lease, as amended by this First Amendment, causes the Demised Premises, the Building and the Site to be encumbered by a new deed of trust or mortgage pursuant to which the beneficiary of such deed of trust or mortgage is a party or entity other than the Current Lender, the parties acknowledge and agree that the form of any non-disturbance and attornment agreement that may be requested to be executed and delivered by Tenant in connection therewith will not be the "Non-Disturbance and Attornment Agreement"
                          ---
attached to the Lease as Exhibit "B". If the foregoing occurs and/or if any
                         -----------
party which acquires, or otherwise succeeds to, Landlord's interest in the Demised Premises, the Building or the Site (including, without limitation, any ground lessee) encumbers or places a lien against the Demised Premises, the Building or the Site with a mortgage, deed of trust or similar security instrument and the beneficiary thereof requires the Lease, as amended hereby, to be subordinated to such encumbrance or lien, Landlord or the successor of Landlord will use commercially reasonable efforts to provide to Tenant a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Landlord or such successor of Landlord, the subject beneficiary and Tenant. If said subordination, non-disturbance and attornment agreement is required and agreed upon by the aforesaid parties, Landlord or the successor of Landlord, the subject beneficiary and Tenant shall cause any such subordination, non-disturbance and attornment agreement to be executed, acknowledged and recorded concurrently with, or as soon as practicable after, the execution and recordation of any such lien, deed of trust or mortgage. In addition to the foregoing, if Landlord enters into a ground lease with regard to the Building and/or the Site and such ground lessee requires this Lease to be subordinated to such ground lease, the ground lessee and ground lessor will use commercially reasonable efforts to provide to Tenant a subordination, non-disturbance and attornment agreement in form reasonably acceptable to such ground lessee, ground lessor, any beneficiary of ground lessee, and to Tenant.

        14. Hazardous Materials. In addition to Landlord's obligations set forth
            -------------------
in Paragraph 7 of the Addendum attached to the Lease, if at any time during the term of the Lease, as may be extended, any Hazardous Materials are found to be present in, on, under or outside of the Building and in, on or under the Site in violation of applicable Hazardous Materials laws, and such Hazardous Materials have not been caused or contributed to by, or Handled by, Tenant or any of Tenant's employees, agents, contractors, vendors, licensees, invitees, visitors, subtenants or assigns or any other Tenant's Parties, Landlord shall take all steps required by governmental regulations to cure any such violations in compliance with such applicable Hazardous Materials laws, at Landlord's cost, which shall not be included in Operating Costs except as otherwise expressly permitted in the Lease; provided, however, that if any such Hazardous Materials violations result from any changes in applicable Hazardous Materials laws enacted after the date of execution of this First Amendment, then (a) Tenant shall be solely responsible for taking all steps required by governmental regulations to cure any such violations to the extent such violations pertain to non-structural, non-mechanical systems portions of the Demised Premises, and were not caused by Landlord or any of Landlord's agents or employees, and (b) to the extent such violations pertain to the structural and mechanical systems portions of the Building and/or Demised Premises, Landlord shall be solely responsible for taking all steps required by governmental regulations to cure any such violations, which costs may be included in Operating Costs pursuant to the provisions of this Lease.

        15. Services. All references to "normal business days" in Section 12.1
            --------
of the Lease shall mean Monday through Friday, except for the date of observation of New Years' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas. The actual costs of any excess services and/or services provided after-hours as set forth in Section 12.1 of the Lease shall be paid to Landlord within thirty (30) days after receipt of written invoice from Landlord setting forth such actual costs. As used herein, "actual costs" shall mean the actual costs paid or incurred by Landlord, unless such actual costs paid or incurred cannot be readily ascertained, in which event "actual costs" shall be the amount reasonably estimated by Landlord.

        16. Notices. All Base Annual Rent and additional rent and any notices
            -------
desired or required to be delivered to Landlord pursuant to the provisions of the Lease shall be addressed as follows, or to such other address or addresses as Landlord may specify by notice to Tenant (and otherwise forwarded pursuant to the remaining terms and provisions of the Lease):

                c/o Lincoln Property Company Management Services, Inc. 101 Lincoln Center Drive
                5th Floor.
                Foster City, California 94404

        17. Brokers. Each party represents and warrants to the other party that
            -------
it has not dealt with any real estate broker or agent in connection with this First Amendment or its negotiation, except Cushman Realty Corporation and BT Commercial Real Estate (collectively, the "Brokers"). Landlord shall pay the brokerage commissions payable to the Brokers in connection with this First Amendment pursuant to a separate agreement between or among Landlord and the Brokers. Subject to Landlord's obligation to pay the brokerage commissions to the Brokers as provided above, each party shall indemnify, defend and hold harmless the other party from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker, agent or finder in connection with this First Amendment or its negotiation by reason of any act of the indemnifying party; provided however, that notwithstanding such mutual indemnity, Tenant shall indemnify, defend and hold harmless Landlord from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commissions or fees claimed by ComCore Commercial Real Estate and CB Commercial Real Estate Group, Inc. (the "Identified Brokers") in connection with this First Amendment and the extension of the Term of the Lease provided herein (but only to the extent the Identified Brokers represent or claim to represent Tenant, and not Landlord, in connection with this First Amendment).

        18. No Further Modification. Except as set forth in this First
            -----------------------
Amendment, all of the term and provisions of the Lease shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, this First Amendment has been entered into as of the day and year first above written.

"Landlord"                                                  "Tenant"
WHLW REAL ESTATE LIMITED                       FARALLON COMMUNICAITONS, INC.,
PARTNERSHIP,                                   a California corporation
a Delaware limited partnership

By:  Lincoln Property Company Management       By:  /s/ Alan Lefkof
     Services, Inc., as Manager and                 ---------------
     Agent for Landlord                             Name: Alan Lefkof
                                                          -----------
By:  /s/ Alan Palmer                                Its: President & CEO
     ---------------                                     ---------------
     Name: Alan Palmer
           -----------                         By:  /s/ James A. Clark
     Its: Vice President                            ------------------
          --------------                            Name: James A. Clark
                                                          --------------
                                                    Its: Vice President & CFO
                                                         --------------------
